UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2022

AUDACY, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Market Street, 4th Floor Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former name or former address, changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	AUD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Conditions

On August 5, 2022, Audacy, Inc. (the “Company”) issued a press release (the “Press Release”) announcing second quarter 2022 results. A copy of the Press Release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.2 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference in any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 3.01.	Notice of Failure to Satisfy a Continued Listing Rule.

On August 1, 2022, Audacy, Inc. (the “Company”) was notified by the New York Stock Exchange (“NYSE”) that the Company is not in compliance with Rule 802.01C of the NYSE’s Listed Company Manual (“Rule 802.01C”) relating to the minimum average closing price of the Company’s Class A Common Stock (the “common stock”) required over a consecutive 30 trading-day period. The notice does not result in the immediate delisting of the Company’s common stock from the NYSE.

The Company intends to notify the NYSE within 10 business days of its intent to regain compliance with the minimum price condition within the six-month cure period provided by NYSE rules. The Company can regain compliance at any time within the cure period if, on the last trading day of any calendar month during the cure period, the common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.

The Company intends to consider available alternatives, including, but not limited to, a reverse stock split, subject to shareholder approval no later than at the Company’s next annual meeting of shareholders, if necessary, to regain compliance. Under the NYSE’s rules, if the Company determines that it will regain compliance by taking an action that will require shareholder approval at its next annual meeting of shareholders, the minimum price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above that level for at least the following 30 trading days.

During this time, the Company’s common stock will continue to be listed on the NYSE, subject to the Company’s compliance with other NYSE continued listing requirements.

Item 7.01.	Regulation FD Disclosure.

As required by Section 802.01C, the Company issued a press release on August 4, 2022, announcing that it had received the notice from the NYSE described in Item 3.01 and that the Company intends to regain compliance. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Exhibits

(d)    Exhibits

Exhibit No.	Title

99.1*	Audacy, Inc.’s Press Release, issued August 4, 2022

99.2*	Audacy, Inc.’s Press Release, issued August 5, 2022

104	Cover Page Interactive Data File (embedded within the XBRL file)

*	Exhibit is “furnished” with this report and shall not be deemed to be “filed” herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Audacy, Inc.

By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Executive Vice President

Dated: August 5, 2022

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